UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 6, 2010 (March 31, 2010)
HCA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11239 (Commission File Number)	75-2497104 (IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee (Address of principal executive offices)	37203 (Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 31, 2010, the Compensation Committee of the Board of Directors of HCA Inc. (the “Company”) adopted the 2010 Senior Officer Performance Excellence Program (the “Senior Officer PEP”). Under the Senior Officer PEP, the executive officers of the Company shall be eligible to earn performance awards based upon the achievement of certain specified performance targets. The specified performance criteria for the Company’s named executive officers and other participants is EBITDA (as defined in the Senior Officer PEP), and with respect to the President — Western Group and President — Central Group 50% of their respective award opportunities are based on EBITDA for the Company’s Western Group and the Company’s Central Group, respectively. Target awards for the named executive officers are the same as for 2009 and are as follows:
•	130% of base salary for Richard M. Bracken, our Chairman and CEO;

•	80% of base salary for R. Milton Johnson, our Executive Vice President and CFO;

•	66% of base salary for Beverly B. Wallace, our President — Shared Services Group;

•	66% of base salary for Samuel N. Hazen, our President — Western Group; and

•	66% of base salary for W. Paul Rutledge, our President — Central Group.
     Participants will receive 100% of the target award for target performance, 25% of the target award for a minimum acceptable (threshold) level of performance, and a maximum of 200% of the target award for maximum performance.
     No payments will be made for performance below specified threshold amounts. Payouts between threshold and maximum will be calculated by the Committee in its sole discretion using straight-line interpolation. The Committee may make adjustments to the terms and conditions of, and the criteria included in, awards under the Senior Officer PEP in recognition of unusual or nonrecurring events affecting a participant or the Company, or the financial statements of the Company, or in certain other instances specified in the Senior Officer PEP.
     The Committee may apply negative discretion to final award determinations with respect to any of the named executive officers based on the Committee’s subjective evaluation of the named executive officer’s annual performance including, if and as determined by the Committee, an evaluation of quality of performance with a primary focus on CMS Core Measures and HCAHPS performance against industry benchmarks. However, no such adjustment to an individual award shall exceed 20% of the “target” award of the individual.
     Awards pursuant to the Senior Officer PEP that are attributable to the performance goals being met at “target” level or below will be paid solely in cash, and, in the event performance goals are achieved above the “target” level, the amount of an award attributable to performance results in excess of “target” levels shall be payable 50% in cash and 50% in restricted stock units.
     In addition, awards pursuant to the Senior Officer PEP are subject to recovery or adjustment by the Company in certain circumstances in which the operating results on which the payment was based were restated or otherwise adjusted or in the event a participant’s conduct is not in good faith and materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates.
     The foregoing description of the Senior Officer PEP does not purport to be complete and is qualified in its entirety by reference to the Senior Officer PEP, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     On April 1, 2010, Hercules Holding II, LLC, the holder of 91,845,692 shares, or 97.1%, of our issued and outstanding shares of capital stock, executed a written consent in lieu of an annual meeting removing and re-electing Richard M. Bracken, R. Milton Johnson, Christopher J. Birosak, John P. Connaughton, James D. Forbes, Kenneth W. Freeman, Thomas F. Frist III, William R. Frist, Christopher R. Gordon, Michael W. Michelson, James C. Momtazee, Stephen G. Pagliuca, and Nathan C. Thorne as the Board of Directors of the Company. That consent and the election of directors will become effective on or about April 28, 2010. The directors will serve until their successors are duly elected and qualified or until the earlier of their death, resignation, or removal. A notice of the foregoing stockholder action will be sent to the holders of record of our issued and outstanding capital stock as of the close of business on the record date, April 1, 2010.
Item 9.01. Financial Statements and Exhibits.
(d)

Exhibit
Number	Exhibit Title
10.1	HCA Inc. 2010 Senior Officer Performance Excellence Program
10.2	Form of Restricted Share Unit Agreement (Officers)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC. (Registrant)
By:	/s/ R. Milton Johnson
R. Milton Johnson
Executive Vice President and Chief Financial Officer

Date: April 6, 2010

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
10.1	HCA Inc. 2010 Senior Officer Performance Excellence Program
10.2	Form of Restricted Share Unit Agreement (Officers)